Exhibit 99.1

                     FACTORS THAT MAY AFFECT FUTURE RESULTS

        The following risk factors and other information included in this Form 8-K should be carefully considered. The risks and uncertainties described below are not the only ones we confront. Additional risks and uncertainties not currently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business's financial condition and operating results could be materially adversely affected.

        Risks Related to Financial and Economic Matters.
        ------------------------------------------------

        We have a history of operating losses.

        We reported operating losses related to the Right Start retail store operations for Fiscal 2000 of $3.0 million, for Fiscal 1999 of $3.3 million and for Fiscal 1998 of $2.25 million. We may continue to experience losses or fluctuations in our Right Start retail store operations.

        Specifically, our annual and quarterly results of operations may fluctuate as a result of a number of factors, including:


     - the timing and number of new store openings and closings of existing stores;
     - the amount of store pre-opening and tenant build-out expenses;
     - the impact of new store openings on the results of existing stores;
     - the introduction of new products and changes in the mix of products sold; and
     - the availability of and customer demand for particular products.

        Losses could negatively affect our working capital and the extension of credit by our suppliers, our ability to implement our retail expansion strategy or the listing of our common stock on a stock exchange or quotation system.

        Our operating results are difficult to predict.

        Our operating results in our Right Start retail stores depend in part on the speed with which these new stores reach sales maturity and the business we do in our existing Right Start retail stores. We acquired substantially all of the assets of Zany Brainy, Inc. and its affiliates (collectively, "Zany") on September 5, 2001, including 187 retail stores in 34 states, through a sale of assets and assignment of liabilities pursuant to sections 363 and 365 of the U.S. Bankruptcy Code (the "Zany Acquisition") and the business operated by Zany Brainy is significantly larger than our business was prior to the Zany Acquisition. Operating results in these new stores are expected to depend on to a significant extent on our fourth quarter sales. During an economic downturn we expect to see reduced sales at our existing stores with the primary impact being in our mall stores. If we fail to meet the expectations of securities analysts and investors, the trading price of our common stock may decline significantly.

        We need to integrate the business acquired in the Zany Acquisition with our existing operations.

        We need to integrate the business and operations acquired by our subsidiary, ZBCI in the Zany Acquisition. Our failure to do so effectively could result in a loss of Zany Brainy's key personnel, employees and customers and could result in significant expense. Our integration efforts may distract our management from our existing operations. Either result could materially adversely affect our operating results. We plan to introduce Right Start boutiques into our existing Zany Brainy stores, combine certain accounting and operational functions and sell certain assets acquired in the Zany Acquisition. If we fail to do so efficiently we may not recognize cost savings from our integration and may have less capital than we need to operate effectively.

        Restrictive loan covenants and significant lender discretion under the ZBCI Credit Facility may directly limit ZBCI's ability, and indirectly limit our ability, to take various corporate actions.

        The availability of capital is extremely limited under the ZBCI Credit Facility.

        The ZBCI Credit Facility contains covenants that require ZBCI to satisfy ongoing financial requirements and which limit ZBCI's ability to borrow additional money, pay dividends, divest assets, make additional corporate investments and increase compensation paid to directors, officers and senior management employees. The ZBCI Credit Facility also prohibits a change in control.

        Under the ZBCI Credit Facility, ZBCI's borrowing availability is tied to a percentage of eligible inventory. Such formula currently includes limitations based on a percentage of the value of eligible inventory that adjusts seasonally, and a general limitation that we cannot borrow any amounts that exceed 95% of the liquidation value of eligible inventory. The amounts calculated based on eligible inventory are subject to additional reserves imposed by the lenders.

        Competition from mass market retailers and discounters, which have greater brand recognition and financial and other resources, may have a negative impact on our sales.

        Many mass market retailers and discounters, such as Toys "R" Us, Wal-Mart and Target, have much greater brand recognition and greater financial, marketing and other resources than we do. We could be at a disadvantage in responding to these competitors' merchandising and pricing strategies, advertising campaigns and other initiatives. Several of these competitors, including Toys "R" Us, have launched successful internet shopping sites which compete with our stores and internet marketing channel. In addition, an increase in focus on the specialty retail market or the sale by these competitors of more products similar to ours could cause us to lose market share.

        We rely to a significant extent on the availability of trade credit.

        As do many retailers, we depend on the availability of credit from the suppliers of our inventory. Our trade creditors permit us a period of time after shipment to pay for the goods they ship to us. If our trade creditors significantly reduce the terms on which we may pay, we may be unable to replace that credit from other sources. Several of our trade creditors at ZBCI provide a significant amount of the inventory we sell. If they were to reduce the terms on which we may pay or otherwise refuse to do business with us, we may have to

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replace them and there can be no assurance we would find acceptable replacements or that we would not suffer reduced sales while in the process of replacing them.

        We may need to raise additional capital, which may not be available to us, and which may, if raised, dilute our existing shareholders' ownership interest in us.

        We expect that our available funds or funds from investors will be sufficient to meet our working capital and capital expenditure needs for at least the next 12 months. After that, we may need to raise additional funds, and we cannot be certain that we will be able to obtain additional financing on favorable terms or at all. If we need additional capital and cannot raise it on acceptable terms, we may not be able to:

     - open new stores;
     - enhance our infrastructure;
     - hire, train and retain employees;
     - keep up with technological advances;
     - respond to competitive pressures or unanticipated requirements; or
     - pursue acquisition opportunities.

        We raised additional capital in order to accomplish the Zany Acquisition. The capital raised diluted our existing shareholders' ownership position in the Company. If we raise additional capital in the future our existing shareholder's ownership interest may again be diluted. There can be no assurance that the use to which we put any additional capital raised will increase the value of the Company proportionately to the amount of dilution a shareholder experiences in such a transaction. If such an increase does not occur, the value of such shareholder's ownership position may decrease.

        Potential future acquisitions could be difficult to integrate, disrupt our business, adversely affect our operating results and dilute shareholder value.

        We may acquire other businesses in the future, which may complicate our management tasks. We may need to integrate widely dispersed operations with distinct corporate cultures. Our failure to do so could result in our inability to retain the management, key personnel, employees and customers of the acquired business. Such integration efforts also may distract our management from our existing operations. Our failure to manage future acquisitions successfully could seriously harm our operating results. Also, acquisition costs could cause our quarterly operating results to vary significantly. Furthermore, our shareholders could be diluted if we finance the acquisitions by incurring debt or issuing equity securities.

        We are susceptible to changing economic conditions.

        Our business depends heavily on middle- to upper-income individuals whose income may be adversely affected by changes in the national economy. A prolonged economic downturn throughout the United States may decrease sales of our products and have a material adverse effect on our financial condition and results of operations. We would expect such a decrease to be felt first and most strongly in our mall stores. In addition, our stores typically face short-term or limited impact on results from localized events such as weather and local economic events.

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        Risks Related to our Business and Operations
        --------------------------------------------

        We are dependent on third party service providers.

        We have entered into a number of service agreements with third parties. We have limited control over these other companies and have no long-term relationships with any of them. Although we believe that our services providers are reputable and dependable, there can be no assurance that these parties will continue to perform such services or that they can be replaced on terms favorable to us.

        Our operations depend on third parties for the following services:

        - software services;
        - transportation and delivery services;
        - inventory and returns storage and handling;
        - credit card processing; and
        - telecom access.

        Our business relies on foreign product sources.

        We do not own or operate any manufacturing facilities. Instead, we buy all of our products from manufacturers and distributors. The Right Start, Inc. purchases products from over 350 different vendors worldwide. In total, The Right Start, Inc. purchases between 5% and 10% of its products from foreign vendors. ZBCI expects to import between 15% and 20% of its purchases, including most of its private label products, directly from foreign manufacturers. In addition, a significant number of the products that The Right Start, Inc. and ZBCI purchase from domestic suppliers are manufactured abroad. Historically, imported items have had higher gross profit margins. Imports allow us to offer a large selection of unique goods. We expect that we will become even more dependent on imported items in the operations of The Right Start, Inc. and ZBCI. As a result, we are subject to risks associated with relying on foreign manufacturers, such as:

        - the inability to return products;
        - fluctuations in currency exchange rates;
        - economic and political instability;
        - transportation or production delays;
        - restrictive actions by foreign governments;
        - the laws and policies of the United States affecting importation of goods, including duties, quotas and taxes;
        - foreign trade and tax laws;
        - adverse publicity due to foreign labor practices; ? trade infringement claims; and
        - failure of our customs broker to comply with import regulations.

        Our profitability is therefore dependent on our ability to manage such risks while still offering an appealing product mix at profitable prices. Interruptions or delays in our imports could cause shortages in our product inventory and a decline in our sales unless we secure alternative supply arrangements. Even if we could locate alternative sources, the products from such sources may be of lesser quality or more expensive than those we currently purchase. Our sales could also suffer if our suppliers experience similar problems with foreign manufacturers.

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        Our operations depend on independent manufacturers.

        We do not own or operate any manufacturing facilities. Instead we depend on manufacturers and distributors to supply us enough products at competitive prices. One of our vendors provided approximately 8% of The Right Start Inc.'s overall purchases in Fiscal 2000. Two suppliers each supply approximately 5% of ZBCI's products. ZBCI is currently negotiating with one of such suppliers in order to restore credit relations. If a manufacturer cannot ship orders to us in a timely manner or meet our quality standards, we may run short of inventory in our retail stores. Our customers may subsequently look to find the products they desire elsewhere. Any of these circumstances may have a material adverse effect on our financial condition or results of operations.

        We generally do not have long-term contracts with our independent manufacturing sources. As such, we compete with other companies for production facilities. We believe that we have close relationships with our manufacturing sources. Our future success, however, partly depends on our ability to maintain these types of relationships.

        Our operations could be disrupted if information systems fail.

        Our business depends on the efficient and uninterrupted operation of our computer and communications software and hardware systems. We regularly make investments to upgrade, enhance and replace our systems.

        As part of the investments we received at the time of the Zany Acquisition we were required to acquire the online business conducted under the Right Start brand from its owners. We intend to use the assets of this entity for our internet marketing for the Right Start brand and to relaunch internet marketing for the Zany Brainy brand. Our failure to successfully operate these internet channels could result in the loss of a marketing opportunity or materially adversely affect on our operations generally.

        We have no formal disaster recovery plan to prevent delays or other complications arising from information systems failure. Our business interruption insurance may not adequately compensate us for losses that may occur.

        Competition from internet-only retailers, which may have a cost advantage and reach a broader market, may have a negative impact on our business.

        We face competition from internet-only retailers, such as Amazon.com. Such retailers may have a cost advantage and reach a broader market, which may have a negative impact on our business or on our ability to expand our business.

        Competition from smaller format, specialty educational and creative toy retailers may impair our sales growth.

        Our direct competitors include smaller format, specialty educational and creative toy and game retailers. These retailers could impede our ability to increase our sales.

        Competition from all of our competitors could cause our sales and profitability to suffer.

With respect to all of our competitors, our sales and profitability could suffer if:

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

     - new competitors enter markets in which we are currently operating;
     - our competitors consolidate successfully with stronger entities and increase their competition with us;
     - our competitors implement aggressive pricing strategies;
     - our competitors expand their operations;
     - our suppliers sell their products directly or enter into exclusive arrangements with our competitors; or
     - our competitors adopt innovative store formats, retail sales methods or merchandising strategies that are similar to ours.

        If we are unable to predict or react to changes in consumer demand, we may lose customers and our sales may decline.

        Our success depends on our ability to anticipate and respond in a timely manner to changing consumer demand and preferences. Our products must appeal to a broad range of consumers whose preferences cannot be predicted with certainty and are subject to change. If we misjudge the market for our merchandise, we may overstock such products and be forced to take significant inventory markdowns, which may have a negative impact on our profitability, or return overstocked products to vendors, which may have a negative impact on our relationships with our vendors.

        Risks Related to Operations of The Right Start Store Chain
        ----------------------------------------------------------

        Our retail expansion strategy exposes us to risks of growth.

        Since Fiscal 1997, the Right Start retail store operating strategy has focused on opening and operating new retail stores at street locations, while closing less profitable retail stores at certain mall locations. We closed nine mall stores and opened eight street-location stores in Fiscal 1998. In Fiscal 1999, we opened thirteen street-store locations and closed one mall store. In Fiscal 2000, we closed two mall stores and opened eleven street-store locations. There can be no assurance that the Company's retail store strategy will be profitable.

        We plan to expend approximately $125,000 on fixed assets, $25,000 on pre-opening expenses and $75,000 on inventory for each new store we open. Our ability to open and operate new stores profitably is dependent on the identification and availability of suitable locations, the negotiation of acceptable lease terms, our financial resources, the successful hiring and training of store managers and our ability to control the operational aspects of growth. We intend to locate our stores primarily in high traffic street locations. There can be no assurance that we will be able to open and operate new stores on a timely and profitable basis or that same store sales will increase in the future. We expect to fund store openings from cash flow from operations and borrowings under our bank facility. There can be no assurance that cash flow from our operations and borrowings under our credit facility will be adequate for us to open new stores on the timeframe we have set for ourselves.

        We may incur costs in connection with the closing of mall stores.

        We expect to replace all or nearly all of our mall stores with street-location stores as our mall stores leases expire. In addition, we may close additional stores if we deem such a decision to be warranted and we can do so on what we determine is a cost effective basis. In each of the last two fiscal years store closings have resulted in store closing expense. We may choose to close stores prior to lease expiration in which case we may be unable to assign such leases in a manner that allows us to avoid store closing costs. In addition, upon natural expiration of our leases we may be unable to find suitable locations nearby that allow us to retain the customer base we have developed.

        Risks Related to ZBCI Operations
        --------------------------------

        ZBCI's business is highly seasonal, and its annual results are highly dependent on the success of its Christmas selling season.

        Seasonal shopping patterns affect ZBCI's business. A significant portion of ZBCI's sales are expected to occur in the fourth quarter coinciding with the Christmas holiday shopping season. Therefore, ZBCI's contribution to our results of operations for the entire year depend largely on its fourth quarter results. Typically, Zany Brainy, Inc., ZBCI's predecessor, has not been profitable in any quarter other than the fourth quarter of any fiscal year, and this trend may continue. Factors that could cause ZBCI's sales and profitability to suffer include:

     - the availability of and customer demand for particular products;
     - adverse weather conditions;
     - unfavorable economic conditions;
     - inability to hire adequate personnel;
     - inability to maintain appropriate inventory levels; and


        If we are unable to predict or react to changes in consumer demand, we may lose customers and ZBCI's sales may decline.

        It is common in the toy industry for some popular products, such as Pokemon and Beanie Babies, to achieve high sales, but for unpredictable periods of time. Consumer demand for popular products can and does decrease significantly without warning. We intend to rely less on this type of product at ZBCI. As a result, we do not expect to enjoy such high sales drivers. If we are unable to identify alternative products more in keeping with our educational focus that enjoy strong consumer demand, we may lose customers and reduce customer traffic in ZBCI's stores, which will result in a decline in sales. The introduction of new products may also depress sales of existing products. In addition, a decrease in the demand for popular products may negatively effect comparable store sales. Moreover, because we sell only those products that conform to ZBCI's product mission, we may choose not to sell some products that ZBCI's customers desire and thus lose potential sales.

        Competition from non-toy specialty retailers, which compete with ZBCI's children's book and software businesses, could limit ZBCI's ability to expand in these categories.

        Non-toy specialty retailers, such as Barnes & Noble and Best Buy, are competing with ZBCI's children's book and software businesses. We believe that some of these competitors have exclusivity restrictions in their leases that restrict co-tenants from selling similar products. Such restrictions could significantly hinder ZBCI's sales by limiting ZBCI's ability to sell certain products at those sites.

        Customer loyalty to the Noodle Kidoodle, Inc. brand name could cause ZBCI's business to suffer.

        Zany Brainy may have lost sales due to a reluctance of loyal Noodle Kidoodle customers to accept Zany Brainy as an alternative source for products they want to buy. There is no assurance ZBCI will be able to garner such customer's loyalty.

        Risks Related to the Securities Markets
        ---------------------------------------

        Our common stock could be delisted.

         In May 2001, the Company received notice from Nasdaq that it had failed to evidence a market value of public float of at least $5.0 million for thirty consecutive trading days. Nasdaq informed the Company that it had until August 15, 2001, to regain compliance for not less than ten consecutive trading days. Given the Company's current public float, the closing bid price of its common stock was required to remain above approximately $1.68 per share to meet this compliance standard. Failure would result in a transfer of the Company's securities to the Nasdaq SmallCap Market or delisting.

        In June 2001, the Company received notice from Nasdaq that it had failed to maintain the minimum listing standard of $4.0 million in net worth. The Company then informed Nasdaq of the Zany Acquisition and that a potential combination would result in a combined entity with substantially more net worth than the requisite minimum listing standard. In August 2001, the Company received notice from Nasdaq that its stock was to be delisted as a result of not meeting each of the two aforementioned minimum listing standards. The Company has appealed the Nasdaq staff's determination by requesting a hearing. As a result of such appeal, the delisting of Company's securities is stayed pending a decision by a Nasdaq Listing Qualifications Panel at or after a hearing scheduled for October 5, 2001. There can be no assurance the Panel will grant the Company's request for continued listing, but the Company will inform the Panel of the completion of the Zany Acquisition and the positive effect on the Company's net worth. Additionally, the Company has informed the Panel that it regained compliance with the minimum market value of public float on July 11, 2001, and that its stock price has continued to remain above the minimum bid price throughout the month of August.

        If our common stock is delisted from the Nasdaq National Market:

     - We may list on another stock exchange, though there can be no assurance of this;

     - Our common stock may be quoted in the non-Nasdaq over-the-counter market on either NASD's OTC Bulletin Board or the "Pink Sheets;" and

     - We would be subject to an SEC rule concerning the trading of so-called "penny stocks." Under this rule broker-dealers who sell securities governed by the rule to persons who are not established customers or accredited investors must make a special suitability determination and must receive the purchaser's written consent to the transaction prior to the sale.

        Delisting could make trading our shares more difficult for broker-dealers, shareholders and investors, potentially leading to further declines in share price. It would also make it more difficult for us to raise additional capital. As a result, an investor may find it more difficult to sell our common stock or to obtain accurate quotations of the share price of our common stock.

        The price of our common stock may fluctuate.

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        Our common stock is quoted on The Nasdaq National Market. In the past, our stock has experienced significant price and volume fluctuations. Such fluctuations may adversely affect the market price of our common stock without regard to our operating performance. In addition, other factors that could cause the price of our common stock to fluctuate substantially include quarterly fluctuations in our financial results, the registration of our privately placed securities, the general economy and the financial markets. We are likely to experience such price and volume fluctuations in the future. If such fluctuations cause the market value of our common stock held by non-affiliates to drop below minimum listing requirements for The Nasdaq National Market, Nasdaq could begin proceedings to cause our stock to be delisted from that market.

        Concentration of ownership limits our outside shareholders' ability to influence corporate matters.

        Our executive officers, directors and significant shareholders collectively will own approximately 78% of the outstanding shares of our common stock (assuming conversion of all outstanding convertible securities). Pursuant to a shareholder agreement between Kayne Anderson Investment Management, Inc., Fred Kayne, and Athanor Holdings, LLC and the investment agreement between the Company and Athanor, Athanor has the right to name three members to the Company's Board of Directors, one of whom is to be "independent." The shareholders' agreement also requires the KAIM investment affiliates and Mr. Fred Kayne to convert all of their holdings in the Company's Senior Subordinated Convertible Pay-in-Kind Notes ("Senior Subordinated Notes") and the Company's Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Pay-in-Kind Convertible Preferred Stock to Common Stock at the time that sufficient common shares have been authorized, and the conversion feature on the newly-issued preferred stock and Junior Notes has been approved by vote of the Company's common shareholders; and to vote their securities in favor of such matters. Upon such authorization and approval, the Company's Series E Preferred Stock (to the extent of the conversion of our convertible securities (other than employee or director options, outstanding warrants to purchase our Common Stock or the Series E Preferred Stock)), Series F Preferred Stock and Series G Preferred Stock will automatically convert into Common Stock. As long as these shareholders choose to vote together, they will have the power to control the election of our directors and the approval of any other action requiring the approval of our shareholders, including any amendment to our certificate of incorporation and mergers or sales of all or substantially all of our assets. In addition, without the consent of these shareholders, we will be prevented from entering into transactions that could be beneficial to us or our other shareholders. Also, third parties could be discouraged from making a tender offer or bid to acquire the Company at a price per share that is above the then-current market price.

        Future sales of our common stock may depress our stock price.

        Sales of a substantial number of shares of our common stock in the public market or the perception that such sales could occur, could adversely affect the market price of our common stock and could make it more difficult for us to raise funds through future offerings of common stock. KAIM, Fred Kayne, Athanor and certain other holders of our securities have registration rights that will allow them to sell substantial numbers of shares of our common stock.

        Risks Related to Legal Uncertainty
        ----------------------------------

        Our intellectual property may not be safeguarded or we may be subject to infringement claims.

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

        Our copyrights, service marks, trademarks, trade dress, trade secrets and similar intellectual property are critical to our success. We rely on trademark and copyright law to protect our proprietary rights. We also depend on trade secret protection, confidentiality and license agreements with our employees, customers, partners, subsidiary and others. A third party could copy or otherwise obtain information from us without authorization. For example, employees or consultants could breach their confidentiality agreements. In such a situation, we may not have adequate remedies for breach. In addition, third parties could infringe on our intellectual property and cause us to incur significant defense costs. Any inability to protect our proprietary rights may materially adversely affect our business by reducing our ability to exploit goodwill we have created with our customers. We may also incur significant costs attempting to prevent third parties from using identifying marks similar to ours without any guarantee that we will be successful. In addition we could find our time and other resources diverted to defend against or develop alternate solutions with respect to infringement claims made by others.

        We may be subject to lawsuits arising from our acquisition of the entity that controlled online sales of products under the Right Start brand

        Creditors of RightStart.com have made claims and may make claims against us for RightStart.com's debts. We have disputed and will continue to dispute those claims; however, if a court were to find us liable for such claims, we have agreed to indemnify Athanor for a portion of the losses under our investment agreement with Athanor.

        We are subject to products liability and general liability claims.

        Our products are used for and by children and infants who may be injured from usage. We may be subject to claims or lawsuits resulting from such injuries or from injuries suffered by our customers, employees or agents in our stores or otherwise as a result of their relationship with us. We believe we currently have adequate liability insurance. We face the risk, however, that claims or liabilities could exceed our insurance coverage. Furthermore, we may not be able to maintain adequate liability insurance in the future.

        The products we sell are subject to government regulation.

        The products we sell are subject to provisions of the Consumer Safety Act and the regulations issued thereunder. These laws authorize the Consumer Product Safety Commission ("CPSC") to protect the public from products that present a substantial risk of injury. The CPSC can require the manufacturer of defective products to repurchase or recall such products. The CPSC may also impose fines or penalties on the manufacturer. Similar laws exist in some states, cities and other countries in which we market our products. A recall of any of our products may materially adversely affect us by impairing our reputation for quality and safety and diverting our resources from our business generally.

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